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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Annual Report on 10-KSB of our Report dated January 24, 2002 relating to the financial statements of GeneLink, Inc.

                  /s/ Siegal & Drossner, P.C.
                  Philadelphia, PA

                  March 25, 2002


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